FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

SUN COMMUNITIES, INC. ANNOUNCES ACQUISITION OF
TEN RECREATIONAL VEHICLE COMMUNITIES, CLOSING OF NEW CREDIT FACILITY AND 2013 GUIDANCE

Southfield, MI, February 13, 2013 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today announced that, on February 8, 2013, it acquired ten (10) recreational vehicle communities, personal property and other associated intangibles from Gwynns Island RV Resort LLC, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC, Wagon Wheel Maine LLC, Westward Ho RV Resort LLC and Wild Acres LLC (the “Contributors”) for an aggregate purchase price of $111,475,000 (subject to adjustments and prorations). The purchase price was paid by cash in an amount necessary to pay off all existing secured debt (other than the Company’s January 2, 2013 secured loan to four of the Contributors and one affiliate of the Contributors which was assumed in the transaction) and a portion of Contributors’ mezzanine debt and the balance of which was paid by the issuance to the Contributors of approximately $4 million of newly created Series A-3 Preferred Units of Sun Communities Operating Limited Partnership. In connection with this transaction, the Company also purchased certain cottages and homes located in the communities for an additional $1,321,750.

The acquired communities, three of which are located in Maine, two of which are located in Virginia and the other communities are located in Connecticut, Massachusetts, New Jersey, Ohio and Wisconsin, are comprised of nearly 3,700 sites of which approximately 40 percent are filled with recreational vehicles under annual rental contracts.

“While currently under managed and in need of immediate capital improvements, these “Class A” locations afford us a unique opportunity to enhance long-term growth through application of our existing management expertise, superior reservation systems and marketing programs and provide us entry into a new geographic footprint,” said Gary A. Shiffman, Chairman and Chief Executive Officer.  “The acquired portfolio provides economies of scale and cross marketing opportunities from North to South when combined with our current recreational vehicle holdings, and tempers seasonality of our revenues as the majority of these communities have seasons that run from May – September rather than the traditional October – April,” Shiffman added.

The Company also announced that, on February 6, 2013, it borrowed $61.5 million from Bank of Montreal, as lender and administrative agent, secured by first priority liens on all of the Company’s equity interests in certain of its subsidiaries that directly or indirectly own twenty (20) manufactured home or recreational vehicle communities. This debt currently bears interest at LIBOR plus 1.50% and matures on August 6, 2013 but, at the Company’s election, the maturity date may be extended for an additional six (6) months upon compliance with certain conditions.

Inclusive of the acquisitions announced above, the Company expects that its Funds from Operations will be in the range of $3.45 – $3.55 per diluted share and OP unit for the year ending December 31, 2013. Additional information and assumptions underlying this guidance will be further detailed in our upcoming fourth quarter 2012 earnings release.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 183 communities comprising approximately 67,381 developed sites.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Form 10-K for the year ended December 31, 2011, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.